As filed with the Securities and Exchange Commission on August 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MDC PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Canada	98-0364441
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

745 Fifth Avenue, 19th Floor, New York, NY 10151

(646) 429-1800

(Address of Registrant’s Principal Executive Offices and Zip Code)

MDC PARTNERS INC.

2016 STOCK INCENTIVE PLAN (AS AMENDED ON JUNE 6, 2018)

(Full Title of the Plan)

Mitchell Gendel, Esq.

General Counsel

745 Fifth Avenue, 19th Floor, New York, NY 10151

(646) 429-1803

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications to:

Risë Norman	Dee Rajpal
Simpson Thacher & Bartlett LLP	Stikeman Elliot LLP
425 Lexington Avenue	5300 Commerce Court West, 199 Bay Street
New York, NY 10017	Toronto, ON M5L 1B9
(212) 455-2000	(416) 869-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Name of Plan	Title of Securities to be registered	Number of Securities to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2016 Stock Incentive Plan (As amended on June 6, 2018)	Class A Subordinate Voting Shares, No Par Value	1,250,000	$4.85	(2)	$6,062,500	(2)	$754.78

(1)	Together with an indeterminate number of additional Class A Subordinate Voting Shares (“Shares”) that may be necessary to adjust the number of Shares reserved for issuance pursuant to the 2016 Stock Incentive Plan (as amended on June 6, 2018) (the “2016 Plan”) of MDC Partners Inc. (“the Registrant”) as a result of stock splits, stock dividends or similar adjustments of the outstanding Shares.

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) and based upon the average of the high and low prices of the Shares as reported on the NASDAQ on August 15, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,250,000 Class A Subordinate Voting Shares, no par value (the “Shares”), of MDC Partners Inc. (the “Registrant”) pursuant to the MDC Partners Inc. 2016 Stock Incentive Plan (as amended on June 6, 2018) (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statement on Form S-8 previously filed by Registrant with the Securities and Exchange Commission (the “Commission”) on June 27, 2016 (File No. 333-212261) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously-filed registration statement are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

 The information specified in Item 1 and Item 2 of Part I of Form S-8 is not filed as part of this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

(i)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed by the Registrant with the Commission on March 1, 2018 (the “Annual Report”);

(ii)          The Registrant’s Quarterly Reports on Form 10-Q filed by the Registrant with the Commission on May 10, 2018 and August 7, 2018;

(iii)         The Registrant’s Current Reports on Form 8-K filed with the Commission on April 2, 2018, April 26, 2018, June 7, 2018, June 18, 2018 and July 30, 2018 (other than the portions of those reports not deemed to be filed); and

(iv)         The description of the Registrant’s Class A Subordinate Voting Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-13718), filed with the Commission on October 13, 1998, as amended from time to time.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 5.	Interests of Named Experts and Counsel.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

Item 9.	Undertakings.

Not required to be filed with this Registration Statement in accordance with Section E of the General Instructions to Form S-8.

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Articles of Amalgamation, dated July 1, 2013	Incorporated by reference to Exhibit 3.1.6 to the Registrant’s Annual Report on Form 10-K filed on March 10, 2014

4.2	Articles of Amendment, dated March 7, 2017	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 7, 2017

4.3	General By-law No. 1, as amended on April 29, 2005	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 16, 2007

4.4	MDC Partners Inc. 2016 Stock Incentive Plan (as amended June 6, 2018)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2018

5.1	Opinion of Stikeman Elliott LLP, as to the legality of the Shares registered hereunder	Filed herewith

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm	Filed herewith

24.1	Power of Attorney	Included on the signature page to this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of August, 2018.

MDC PARTNERS INC.

By:	/s/ Scott L. Kauffman
	Name:	Scott. L Kauffman
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints David Doft and Mitchell Gendel with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott L Kauffman	Chairman and Chief Executive	August 17, 2018
(Scott L. Kauffman)	Officer

/s/ David Doft	Chief Financial Officer	August 17, 2018
(David Doft)

/s/ Vincenzo DiMaggio	Chief Accounting Officer	August 17, 2018
(Vincenzo DiMaggio)

/s/ Clare Copeland	Director	August 17, 2018
(Clare Copeland)

/s/ Bradley Gross	Director	August 17, 2018
(Bradley Gross)

/s/ Daniel Goldberg	Director	August 17, 2018
(Daniel Goldberg)

/s/ Larry Kramer	Director	August 17, 2018
(Larry Kramer)

/s/ Anne Marie O’Donovan	Director	August 17, 2018
(Anne Marie O’Donovan)

/s/ Desiree Rogers	Director	August 17, 2018
(Desiree Rogers)

/s/ Irwin D. Simon	Presiding Director	August 17, 2018
(Irwin D. Simon)

/s/ Mitchell Gendel	Authorized U.S. Representative	August 17, 2018
(Mitchell Gendel, Esq.)